UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2005

Orchid Cellmark Inc.

(Exact name of the registrant as specified in its charter)

Delaware	000-30267	22-3392819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4390 US Route One, Princeton, NJ 08540

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 750-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On November 1, 2005, the Registrant entered into Lease Amendment number 1 to the lease agreement with BelleMead Development Corporation, to extend its lease of the facility located at 4390 US Route One, Princeton, New Jersey, through February 28, 2011. Under the terms of the amended agreement, the Registrant will pay BelleMead Development Corporation annual minimum rent of $238,091.00 during each of the first two years, and $249,165.00 during each of the remaining three years, payable in monthly installments over the period of the lease. In addition, the Registrant will pay additional rent (as defined in the agreement) as provided for in the lease, as amended. The Registrant also has an option, subject to certain conditions, to extend the lease for an additional five-year period. In addition, the amendment reduces the the amount of space the Registrant leases in the facility by approximately 9,940 square feet, so that the Registrant now rents approximately 11,074 square feet of the facility under the amended agreement.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

By:	/s/ Raymond J. Land
Name:	Raymond J. Land
Title:	Senior Vice President and Chief Financial Officer

Date:  November 4, 2005